EXHIBIT (d)(2)


                 AMENDMENT TO TENDER OFFER AND MERGER AGREEMENT

                                  by and among

                                   VIRBAC S.A.

                                 INTERLAB S.A.S.

                             LABOGROUP HOLDING, INC.

                                       and

                               VIRBAC CORPORATION



                                October 13, 2006


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         AMENDMENT to the Tender Offer and Merger Agreement entered into as of
August 10, 2006 (this "Amendment"), by and among Virbac S.A., a corporation (societe anonyme) organized under the laws of France ("Parent"), Interlab S.A.S, a corporation organized under the laws of France ("Interlab"), Labogroup Holding, Inc. ("Purchaser"), a Delaware corporation and an indirect subsidiary of Parent and a direct subsidiary of Interlab, and Virbac Corporation, a Delaware corporation (the "Company"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Tender Offer and Merger Agreement referred to below.

                              PRELIMINARY STATEMENT

         WHEREAS, Parent, Interlab, Purchaser and the Company (the "Parties") entered into a Tender Offer and Merger Agreement, dated as of August 10, 2006 (as in effect on the date hereof, the "Merger Agreement"); and

         WHEREAS, the Parties wish to amend the Merger Agreement as herein provided;

         NOW, THEREFORE, the Parties agree as follows:

I.       AMENDMENT TO MERGER AGREEMENT.

         The definition of "Offer Price," as set forth in the third paragraph of the Preamble of the Merger Agreement is hereby amended so that the term "Offer Price" shall mean $5.75 per Share, net to the seller in cash, without interest, subject to the conditions set forth in the Merger Agreement. All references in the Merger Agreement to the "Offer Price" shall mean the Offer Price as hereby amended.

II.      MISCELLANEOUS.

         (a) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Merger Agreement or any other related document or agreement.

         (b) This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (the "Amendment Effective Date"), it being understood that all parties need not sign the same counterpart.

         (c) This Amendment shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. All parties hereto hereby irrevocably waive a trial by jury in any proceedings arising out of this Agreement or matters related hereto.

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         (d) Subject to Section 8.9 of the Merger Agreement, this Amendment will be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

         (e) From and after the Amendment Effective Date, all references in the Merger Agreement and in any other related document or agreement to the Merger Agreement shall be deemed to be references to the Merger Agreement as modified hereby.

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         IN WITNESS WHEREOF, Parent, Interlab, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.




                                         VIRBAC S.A.


                                         By: /s/ Eric Maree
                                             ---------------
                                         Name: Eric Maree
                                         Title: Chairman of the Management Board



                                         INTERLAB S.A.S.


                                         By: /s/  Eric Maree
                                             ---------------
                                         Name: Eric Maree
                                         Title:   Chief Executive Officer



                                         LABOGROUP HOLDING, INC.


                                         By: /s/ Eric Maree
                                             ---------------
                                         Name: Eric Maree
                                         Title:   President



                                         VIRBAC CORPORATION

                                         By: /s/ Erik Martinez
                                             ------------------
                                         Name:   Erik Martinez
                                         Title:  President